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                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                for the tender of
                     7% Subordinated Notes due July 18, 2007

                                       of

                              Banco Santander Chile

     As set forth in the prospectus dated December , 2002 (the "Prospectus") of Banco Santander Chile (the "Bank") and in the letter of transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used in lieu of an Agent's Message to accept the Exchange Offer (as defined below) if a holder cannot complete the procedure for book-entry transfer prior to the Expiration Time (as defined below). The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering DTC Participant, which acknowledgement states that such DTC Participant has received and agrees to be bound by the Letter of Transmittal and that the Bank may enforce such Letter of Transmittal against such DTC Participant. This form, properly completed and duly executed, must be received by the Exchange Agent by facsimile transmission, mail or hand delivery prior to the Expiration Time, and must include a signature guarantee by an Eligible Institution (as defined in the Prospectus) as set forth below:

                                       To:

                   JPMorgan Chase Bank (the "Exchange Agent")

                      By Express Mail or Overnight Courier:

                               JPMorgan Chase Bank
                           2001 Bryan St., 10th Floor
                                Dallas, TX 75201
                     Attention: Institutional Trust Services

                                By Hand Delivery:
                   (9:00 a.m. to 5:00 p.m New York City time)

                               JPMorgan Chase Bank
                           4 New York Plaza, 1st Floor
                             New York, NY 10004-2413
                        Attention: ITS Securities Window

                           By Facsimile Transmission:
                                 (214) 468-6494

                         For Confirmation by Telephone:
                                 (214) 468-6464

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   THE EXCHANGE OFFER WILL EXPIRE AT 12:00 NOON NEW YORK CITY TIME, ON , 2003
  UNLESS EXTENDED IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THE
       PROSPECTUS (SUCH TIME, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION
         TIME"). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION TIME.
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS
SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE RISK OF THE HOLDER OF OLD NOTES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS NOTICE OF GUARANTEE DELIVERY IS COMPLETED.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures.



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Ladies and Gentlemen:

     The undersigned acknowledges receipt of the Prospectus and the Letter of Transmittal, which together with any amendments or supplements thereto set forth the terms and conditions of the Bank's offer to exchange (the "Exchange Offer") up to US$300 million aggregate principal amount of the Bank's Subordinated Notes due July 18, 2012 (the "New Notes") plus a US dollar amount in cash (determined as set forth in the Prospectus under the heading "The Exchange Offer") for up to US$300 million aggregate principal amount of the Bank's outstanding 7% Subordinated Notes due 2007 (the "Old Notes").

     The undersigned hereby tenders to the Bank the aggregate principal amount of Old Notes set forth below on the terms and conditions set forth in the Prospectus and the Letter of Transmittal pursuant to the guaranteed delivery procedure described in the Prospectus under the heading "The Exchange Offer-Guaranteed Delivery Procedures" and in the Letter of Transmittal. The undersigned guarantees that a confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's applicable account at The Depository Trust Company ("DTC") pursuant to the procedure set forth for the book-entry transfer set forth in the Prospectus will be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned understands that no withdrawal of a tender of Old Notes may be made after the Expiration Time. The undersigned understands that for a withdrawal of a tender of Old Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Time.

     The undersigned understands that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) book-entry confirmation of the transfer of such Old Notes into the Exchange Agent's account at DTC and (ii) this Notice of Guaranteed Delivery or a properly transmitted Agent's Message.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature of
DTC Participant:_______________________    Name of Participant:_________________

_______________________________________    _____________________________________

_______________________________________    _____________________________________

Principal Amount of
Old Notes Tendered:____________________    Address:_____________________________

_______________________________________    _____________________________________

                                           Area Code and
                                           Telephone No:________________________

Date:__________________________________    Depository Account No.:______________

     This Notice of Guaranteed Delivery must be signed by the DTC Participant to whose account at DTC the tendered Old Notes are credited exactly as its name appears on a security position listing such DTC Participant as the owner of such Old Notes.




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                                    GUARANTEE
                    (Not to be used for signature guarantee)

     Reference is made to the Prospectus and the Letter of Transmittal setting forth the terms and conditions of the offer (the "Exchange Offer") by Banco Santander Chile (the "Bank") to exchange up to US$300 million aggregate principal amount of the Bank's Subordinated Notes due July 18, 2012 (the "New Notes") and a US dollar amount in cash, for up to US$300 million aggregate principal amount of the Bank's outstanding 7% subordinated notes due July 18, 2007. Capitalized terms used and not defined herein shall have the meaning assigned to them in the Prospectus and the Letter of Transmittal.

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust bank having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 14e-4 of the Exchange Act and (c) guarantees that a confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's applicable account at The Depository Trust Company pursuant to the procedure set forth for the book-entry transfer contained in the Prospectus, and an Agent's Message, will be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver an Agent's Message to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:___________________________   _____________________________________
                                                     Authorized Signature

Address:________________________________   Name:________________________________

________________________________________   Title:_______________________________

Area Code and Telephone No.:____________   Date:________________________________





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